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                                                             Page 25 of 26 Pages

                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

          The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Lightspan, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:  February 14, 2001

Entities:  Accel III L.P.
           Accel IV L.P.
           Accel III Associates L.L.C.
           Accel IV Associates L.P.
           Accel Keiretsu L.P.
           Accel Partners & Co., Inc.
           Accel Investors '92 L.P.
           Accel Investors '93 L.P.
           Accel Japan L.P.
           Accel Japan Associates L.P.
           Swartz Family Partnership L.P.      By:  /s/ G. Carter Sednaoui
                                                 -------------------------
                                                    G. Carter Sednaoui,
                                                    Attorney-in-fact for the
                                                    above-listed entities

Individuals:  James W. Breyer
              Luke B. Evnin
              Eugene D. Hill, III
              Paul H. Klingenstein
              Arthur C. Patterson
              G. Carter Sednaoui
              James R. Swartz
                                               By:  /s/ G. Carter Sednaoui
                                                 -------------------------
                                                    G. Carter Sednaoui,
                                                    Attorney-in-fact for the
                                                    above-listed individuals